Lucky Strike Entertainment Reports Third Quarter Results for Fiscal Year 2025

RICHMOND, VA. May 8, 2025 – Lucky Strike Entertainment (NYSE: LUCK), one of the world’s premier operators of location-based entertainment, today provided financial results for the third quarter of the 2025 Fiscal Year, which ended on March 30, 2025.

Quarter Highlights:

•Total revenue increased 0.7% to $339.9 million from $337.7 million in the previous year
•Same Store Revenue decreased 5.6% versus the prior year
•Net income of $13.3 million versus prior year net income of $23.8 million
•Adjusted EBITDA of $117.3 million versus $122.8 million in the prior year
•From December 30, 2024 through May 8, 2025, we acquired one family entertainment center and one water park. Total locations in operation as of May 8, 2025 is 367
•Continued progress on Lucky Strike rebrand initiative with 34 current Lucky Strike locations

“In the quarter, our Retail and Leagues businesses remained stable, Food sales grew by high single digits, while our Corporate Events business declined as we navigate a period of corporate austerity. The softness in Corporate Events was most pronounced in tech-aligned markets, with California and Seattle accounting for the majority of the underperformance. We have seen encouraging signs of strength, with the Boston, New Jersey and Miami markets recently posting positive comps.,” said Founder, Chairman, and CEO Thomas Shannon.

“As we head into summer, we are energized by the momentum of our Summer Season Pass program, which will drive increased traffic to our locations. Sales of the pass are already over 200% higher than this time last year, reflecting the consumers’ desire for high-value entertainment in their local markets. We’re also entering the season with three water parks, including our recent acquisition of Shipwreck Island in Panama City Beach, Florida. Together with the contributions from the seven family entertainment centers we acquired this year, we expect to benefit from greater scale during the typically slower summer months.”

“In light of ongoing macroeconomic uncertainty, we are maintaining a disciplined approach to expense management and continuing to prioritize only high-return capital investments. Capital expenditures are down 20% year-to-date, and we anticipate this trend will continue into next year,” said Bobby Lavan, Chief Financial Officer.

Share Repurchase and Capital Return Program Update
From December 30, 2024 through May 5, 2025, the Company repurchased 4.5 million shares of Class A common stock for approximately $47 million. The Company has $92 million currently remaining under the share repurchase program.

The Board of Directors declared a quarterly cash dividend of $0.055 per share of common stock for the fourth quarter of fiscal year 2025. The dividend will be payable on June 6, 2025, to stockholders of record on May 23, 2025.

Guidance
Due to increasing economic uncertainty, the Company will not be issuing guidance at this time. We intend to reassess our approach to forward-looking guidance later in the year.

"Although the outlook remains uncertain, we are confident in the Company’s resiliency and our ability to drive revenue growth through strategic initiatives, targeted capital investments, and selective acquisitions," said Bobby Lavan.

Investor Webcast Information
Listeners may access an investor webcast hosted by Lucky Strike Entertainment. The webcast and results presentation will be accessible at 9:00 AM ET on May 8, 2025 in the Events & Presentations section of the Lucky Strike Entertainment Investor Relations website at https://ir.luckystrikeent.com/overview/default.aspx

About Lucky Strike Entertainment
Lucky Strike Entertainment is one of the world’s premier location-based entertainment platforms. With over 360 locations across North America, Lucky Strike Entertainment provides experiential offerings in bowling, amusements, water parks, and family entertainment centers. The Company also owns the Professional Bowlers Association, the major league of bowling and a growing media property that boasts millions of fans around the globe. For more information on Lucky Strike Entertainment, please visit IR.LuckyStrikeEnt.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions and uncertainties, such as statements of our plans, objectives, expectations, intentions and forecasts. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," "believe," “confident,” “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "plan," “possible,” "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our locations; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; the cost and availability of commodities and other products we need to operate our business; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; changes in the regulatory atmosphere and related private sector initiatives; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on September 5, 2024, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Revenue Excluding Service Fee Revenue, Total Location Revenue, Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance or liquidity measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our fiscal year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, share-based compensation and other items not reflective of the Company's ongoing operations.

Revenue Excluding Service Fee Revenue represents total Revenue less Service Fee Revenue. Total Location Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, and Service Fee Revenue, if applicable. Same Store Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Impairment and Other Charges, Share-based Compensation, EBITDA from Closed Locations, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, changes in the value of earnouts, and other.

The Company considers Revenue Excluding Service Fee Revenue as an important financial measure because it provides a financial measure of revenue directly associated with consumer discretionary spending and Total Location Revenue as an important financial measure because it provides a financial measure of revenue directly associated with location operations. The Company also considers Same Store Revenue as an important financial measure because it provides comparable revenue for locations open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA:

•do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;
•do not reflect changes in our working capital needs;
•do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;
•do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;
•do not reflect non-cash equity compensation, which will remain a key element of our overall equity based compensation package; and
•do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

GAAP Financial Information

Lucky Strike Entertainment Corporation
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	March 30, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$79,088	$66,972
Accounts and notes receivable, net	6,096	6,757
Inventories, net	15,683	13,171
Prepaid expenses and other current assets	27,519	25,316
Assets held-for-sale	—	1,746
Total current assets	128,386	113,962

Property and equipment, net	933,532	887,738
Operating lease right of use assets	583,094	559,168
Finance lease right of use assets, net	512,106	524,392
Intangible assets, net	44,653	47,051
Goodwill	841,550	833,888
Deferred income tax asset	117,660	112,106
Other assets	34,736	35,730
Total assets	$3,195,717	$3,114,035

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$154,740	$135,784
Current maturities of long-term debt	10,227	9,163
Current obligations of operating lease liabilities	32,228	28,460
Other current liabilities	4,605	9,399
Total current liabilities	201,800	182,806

Long-term debt, net	1,273,231	1,129,523
Long-term obligations of operating lease liabilities	596,851	561,916
Long-term obligations of finance lease liabilities	682,169	680,213
Long-term financing obligations	447,099	440,875
Earnout liability	50,172	137,636
Other long-term liabilities	26,800	26,471
Deferred income tax liabilities	3,999	4,447
Total liabilities	3,282,121	3,163,887

Commitments and Contingencies

	March 30, 2025	June 30, 2024
Temporary Equity
Series A preferred stock	$127,325	$127,410

Stockholders’ Deficit
Class A common stock	11	11
Class B common stock	6	6
Additional paid-in capital	477,392	510,675
Treasury stock, at cost	(450,856)	(385,015)
Accumulated deficit	(238,465)	(303,159)
Accumulated other comprehensive (loss) income	(1,817)	220
Total stockholders’ deficit	(213,729)	(177,262)
Total liabilities, temporary equity and stockholders’ deficit	$3,195,717	$3,114,035

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024
Revenues
Bowling	$159,756	$165,528	$420,926	$427,253
Food & beverage	120,452	118,032	319,393	304,137
Amusement & other	59,674	54,110	159,832	139,356
Total revenues	339,882	337,670	900,151	870,746

Costs and expenses
Location operating costs, excluding depreciation and amortization	92,568	86,766	261,490	238,976
Location payroll and benefit costs	75,617	78,645	213,929	219,441
Location food and beverage costs	27,627	27,178	71,382	67,783
Selling, general and administrative expenses, excluding depreciation and amortization	41,242	37,121	110,437	111,080
Depreciation and amortization	40,325	36,327	116,426	104,750
Loss on impairment and disposal of fixed assets, net	648	1,011	4,695	1,060
Other operating (income) expense, net	(330)	(390)	(212)	1,811
Total costs and expenses	277,697	266,658	778,147	744,901

Operating income	62,185	71,012	122,004	125,845

Other (income) expenses
Interest expense, net	49,414	46,890	146,879	130,575
Change in fair value of earnout liability	(18,886)	(8,868)	(87,489)	14,541
Other expense	17	3	817	66
Total other expense	30,545	38,025	60,207	145,182

Income (loss) before income tax expense (benefit)	31,640	32,987	61,797	(19,337)

Income tax expense (benefit)	18,348	9,141	(2,897)	2,067
Net income (loss)	$13,292	$23,846	$64,694	$(21,404)

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024
Net cash provided by operating activities	$86,620	$76,899	$154,767	$148,098
Net cash used in investing activities	(33,198)	(39,294)	(166,412)	(285,960)
Net cash (used in) provided by financing activities	(55,174)	(15,451)	23,925	154,287
Effect of exchange rate changes on cash	85	320	(164)	371
Net (decrease) increase in cash and cash equivalents	(1,667)	22,474	12,116	16,796

Cash and cash equivalents at beginning of period	80,755	189,955	66,972	195,633

Cash and cash equivalents at end of period	$79,088	$212,429	$79,088	$212,429

Balance Sheet and Liquidity
As of March 30, 2025 and June 30, 2024, our calculation of net debt was as follows:

(in thousands)	March 30, 2025	June 30, 2024
Cash and cash equivalents	$79,088	$66,972
Bank debt and loans	1,295,308	1,152,200
Net debt	$1,216,220	$1,085,228

As of March 30, 2025 and June 30, 2024, our cash on hand and revolving borrowing capacity was as follows:

(in thousands)	March 30, 2025	June 30, 2024
Cash and cash equivalents	$79,088	$66,972
Revolver Capacity	335,000	285,000
Revolver capacity committed to letters of credit	(22,422)	(15,834)
Total cash on hand and revolving borrowing capacity	$391,666	$336,138

GAAP to non-GAAP Reconciliations

	Same Store Revenue
	Three Months Ended
(in thousands)	March 31, 2024	March 30, 2025
Total Revenue - Reported	$337,670	$339,882

less: Service Fee Revenue	(1,270)	(636)

Revenue Excluding Service Fee Revenue	$336,400	$339,246

less: Non-Location Related (including Closed Centers)	(4,096)	(4,746)

Total Location Revenue	$332,304	$334,500

less: Acquired Revenue	(320)	(21,191)

Same Store Revenue	$331,984	$313,309

% Year-over-Year Change
Total Revenue – Reported		0.7%
Total Revenue excluding Service Fee Revenue		0.8%
Total Location Revenue		0.7%
Same Store Revenue		(5.6)%

	Adjusted EBITDA Reconciliation
	Three Months Ended
(in thousands)	March 30, 2025	March 31, 2024
Consolidated
Revenue	$339,882	$337,670
Net income - GAAP	13,292	23,846
Net income margin	3.9%	7.1%
Adjustments:
Interest expense	49,414	49,177
Income tax expense	18,348	9,141
Depreciation and amortization	40,741	36,765
Loss on impairment, disposals, and other charges, net	648	1,011
Share-based compensation (1)	8,788	4,143
Closed location EBITDA (2)	251	2,159
Transactional and other advisory costs (3)	4,485	3,813
Changes in the value of earnouts (4)	(18,886)	(8,868)
Other, net (5)	179	1,619
Adjusted EBITDA	$117,260	$122,806
Adjusted EBITDA Margin	34.5%	36.4%
(1)Includes the non-recurring settlement of equity awards related to the retirement of a long-time executive of the Company during the period ended March 30, 2025, which resulted in an additional $4,809 of share-based compensation expense.
(2)The closed location adjustment is to remove EBITDA for closed locations. Closed locations are those locations that are closed for a variety of reasons, including permanent closure, newly acquired or built locations prior to opening, locations closed for renovation or rebranding and conversion. If a location is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the location is closed on the first day of the reporting period for permanent closure, the location will be considered closed for that reporting period.
(3)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated.
(4)The adjustment for changes in the value of earnouts is to remove of the impact of the revaluation of the earnouts. Changes in the fair value of the earnout liability is recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(5)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business, (ii) costs incurred that have been expensed associated with obtaining an equity method investment in a subsidiary of VICI, (iii) severance expense, and (iv) other individually de minimis expenses. Certain prior year amounts have been reclassified to conform to current year presentation.

Contacts:
Lucky Strike Entertainment Corporation Investor Relations
IR@LSEnt.com